Exhibit 99.1

 TEMPUR-PEDIC INTERNATIONAL ACHIEVES 45% NET SALES INCREASE AND RECORD EARNINGS
                            IN FIRST QUARTER OF 2005

 PRO FORMA NET INCOME INCREASES 66% TO $0.27 PER DILUTED SHARE, GAAP NET INCOME
                    INCREASES 127% TO $0.26 PER DILUTED SHARE

               COMPANY RAISES SALES AND EARNINGS GUIDANCE FOR 2005

LEXINGTON, KY, April 21, 2005 - Tempur-Pedic International Inc. (NYSE: TPX), the market-leading manufacturer, marketer and distributor of premium mattresses and pillows worldwide, today announced record net sales and earnings for the first quarter ended March 31, 2005.

FIRST QUARTER 2005 HIGHLIGHTS

    o Pro forma net income rose 66% to $27.5 million, or $0.27 per diluted share, from $16.6 million, or $0.16 per diluted share, in the first quarter of 2004. The Company reported net income under GAAP of $26.8 million, or $0.26 per diluted share, compared to $11.8 million, or $0.11 per diluted share, in the first quarter of 2004, an increase in net income of 127%.

    o Net sales rose 45% to $222.4 million from $153.1 million in the first quarter of 2004.

    o   Operating margin increased to 22% from 20% in the first quarter of 2004.

    o The Company's retail channel continued its strong growth, with net sales rising 62% worldwide. Sales in the U.S. retail channel were especially strong, increasing 74%.

    o   Worldwide, mattress net sales increased 65% on unit growth of 51%.

Chief Executive Officer Robert B. Trussell, Jr. commented, "Tempur-Pedic International turned in another stellar performance in the first quarter of 2005, with our best quarter ever in terms of net sales and earnings, as we continued to drive growth through the successful expansion of our retail channel. The key elements of Tempur-Pedic's strategy - our superior products, unique marketing model and expanding distribution capacity - all played an important role in the Company's outstanding performance. We believe we have put all the pieces in place to deliver sustained growth and capitalize on the huge market opportunity that we believe exists in the premium bedding category."

President H. Thomas Bryant added, "During the seasonally strong first quarter, Tempur-Pedic continued to generate strong growth in our established accounts and added approximately 330 net furniture retail stores in the U.S., substantially exceeding our target number. These factors combined to increase U.S. furniture retail store sales 91% to $93.4 million for the quarter. In addition, internationally, we added approximately 170 net furniture retail stores. We were also pleased to see signs that the visco-elastic category as a whole is continuing to expand. We believe the superiority of our proprietary Tempur(R) material, combined with the Company's role as `first-mover' in the category, is helping us solidify Tempur-Pedic's worldwide leadership position as the overall market continues to grow.

"In addition to generating exceptional financial results, we made excellent progress in our new product initiatives during the past several months. In January, we began delivering our futon product to Japan's large department stores, where the Company's sales representatives are beginning to introduce customers to the features and attributes of this new product. Initial reaction to the futon has been very positive and our next step will be to expand distribution to bedding and futon stores.

"More recently, we unveiled `The EuroBed by Tempur-Pedic(TM),' a unique new sleep system that recognizes how important design elements have become in the bedroom. `The EuroBed by Tempur-Pedic(TM)', which represents an important addition to the growing array of products our Company offers, received an enthusiastic response when it was introduced in the U.S. in April this year. The new offering will start shipping in the U.S. in June.

"During the first quarter, we increased our advertising spend as planned to continue driving sales and expanding Tempur-Pedic's brand awareness, including a new marketing campaign focused on our pillow offerings. Finally, construction of our new manufacturing facility in Albuquerque, New Mexico proceeded on schedule. We expect the 750,000 square foot factory, which will play a key role in fulfilling the growing demand for Tempur-Pedic's products in North America, to begin operations in the second quarter of 2006."

For a complete discussion of pro forma adjustments, see the Supplemental Information included later in this press release.

2005 GUIDANCE

Given the Company's strong performance in the first quarter of 2005 and its continued positive outlook for the year, Tempur-Pedic International is increasing the full-year guidance it previously provided for 2005. The Company now expects net sales for 2005 to range from $880 million - $890 million, rather than being in the vicinity of $880 million. It currently expects pro forma diluted net income to range between $1.10 to $1.13 rather than being in the vicinity of $1.10. It also currently expects GAAP diluted earnings per share to range between $1.08 to $1.11 rather than being approximately $1.08.

The Company notes that its expectations are based on information available at the time of this release, and are subject to changing conditions, many of which are outside the Company's control.

CONFERENCE CALL INFORMATION

As previously announced, Tempur-Pedic International will host a live conference call featuring Chief Executive Officer Robert Trussell, Jr., President H. Thomas Bryant, and Chief Financial Officer Dale Williams to discuss first quarter financial results today, April 21, 2005 at 5:00 p.m. Eastern Time (2 p.m. Pacific Time). The dial-in number for the conference call is 706-634-0167. The call is also being webcast, and can be accessed at http://www.tempurpedic.com/ir.

For those who cannot listen to the live broadcast, a replay of the call will be available from April 21, 2005 at 8:00 p.m. Eastern Time through April 28, 2005. To listen to the telephone replay, dial 706-645-9291, conference ID #5309320.

An archived webcast will also be available on the Tempur-Pedic International investor relations website at http://www.tempurpedic.com/ir.

FORWARD-LOOKING STATEMENTS

This release contains "forward-looking statements," which include information concerning one or more of the Company's plans, objectives, goals, strategies, future revenues and performance, capital expenditures, financing needs and other information that is not historical information. When used in this release, the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including without limitation, management's expectations regarding continued growth and its net sales and pro forma and GAAP net income for 2005, the construction of its Albuquerque facility and the timing of new products, are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release. Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from those expressed as forward-looking statements. Certain of these risk factors are discussed in the Company's filings with the Securities and Exchange Commission, including without limitation the Company's annual report on Form 10-K under the headings "Special Note Regarding Forward Looking Statements" and "Business-Risk Factors". Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

ABOUT THE COMPANY

Tempur-Pedic International Inc. (NYSE: TPX) manufactures and distributes Swedish Mattresses and Neck Pillows(TM) made from its proprietary Tempur(R) pressure-relieving material: a visco-elastic material that conforms to the body to provide support and help alleviate pressure points. Products are currently sold in 60 countries under the Tempur(R) and Tempur-Pedic(R) brand names. World headquarters for Tempur-Pedic International are in Lexington, KY.

For more information, visit http://www.tempurpedic.com or call 800-805-3635.

                TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME

                                             Three Months Ended
                                                  March 31,
                                         ---------------------------
($ in thousands, except per share data)      2005           2004           Chg %
---------------------------------------  ------------   ------------   ------------
Net sales                                $    222,379   $    153,123             45%
Cost of sales                                 108,136         71,784
                                         ------------   ------------
Gross profit                                  114,243         81,339             40%
Selling expenses                               44,969         34,955
General and administrative
 expenses                                      19,090         15,362
Research and development
 expenses                                         804            488
                                         ------------   ------------
Operating income                               49,380         30,534             62%
Other income (expense), net:
Interest expense, net                          (5,363)        (6,094)
Loss on debt extinguishment                      (717)        (5,381)
Other income (expense), net                       (85)            80
                                         ------------   ------------
Total other expense, net                       (6,165)       (11,395)
Income before income taxes                     43,215         19,139
Income tax provision                           16,465          7,368
                                         ------------   ------------
Net Income                               $     26,750   $     11,771            127%
                                         ============   ============
Basic earnings per share                 $       0.27   $       0.12            125%
Diluted earnings per share               $       0.26   $       0.11            136%
Dilutive weighted average
 shares outstanding
 (in thousands)                               103,392        103,074

SUPPLEMENTAL INFORMATION

PRO FORMA NET INCOME AND OTHER FINANCIAL DATA

To further provide investors useful information, pro forma net income is presented and represents the Company's GAAP net income before non-cash stock-based compensation expense of $0.7 million and $1.5 million for the three months ended March 31, 2005 and 2004, respectively. In addition, for the three months ended March 31, 2004, GAAP net income includes, and pro forma net income excludes, a loss on debt extinguishment totaling $3.3 million, net of tax, relating to the early write-off of capitalized deferred financing costs subsequent to the repayment of the associated debt.

The Company believes that excluding non-cash stock-based compensation expense and loss on debt extinguishment provides a measure that is more representative of ongoing costs and therefore more comparable to the Company's historical operations. The following is a reconciliation of GAAP net income to pro forma net income and per share amounts:

                TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
           RECONCILIATION OF GAAP NET INCOME TO PRO FORMA NET INCOME,
                            AND OTHER FINANCIAL DATA

                                                    Three Months Ended
                                                         March 31,
                                                ---------------------------
($ in thousands, except per share data)             2005           2004
---------------------------------------------   ------------   ------------
GAAP net income                                 $     26,750   $     11,771
  Non-cash stock-based compensation expense              775          1,499
  Loss on debt  extinguishment, net of tax                 -          3,309
                                                ------------   ------------
Pro forma net income                            $     27,525   $     16,579
                                                ============   ============
GAAP net income per share, diluted              $       0.26   $       0.11
Pro forma net income per share, diluted         $       0.27   $       0.16
Other financial data
Depreciation and amortization                   $      7,414   $      6,894
Net debt                                        $    247,527   $    298,222

SUMMARY OF CHANNEL SALES

The Company generates sales through four distribution channels: retail, direct, healthcare and third party. The retail channel sells to furniture, specialty and department stores globally. The direct channel sells directly to consumers. The healthcare channel sells to hospitals, nursing homes, healthcare professionals and medical retailers. The third party channel sells to distributors in countries where Tempur-Pedic International does not operate its own distribution company.

The following table highlights net sales information, by channel and by segment, for the first quarter of 2005 compared to 2004:

                               CONSOLIDATED                   DOMESTIC                   INTERNATIONAL
                            Three Months Ended           Three Months Ended            Three Months Ended
                                 March 31,                     March 31,                    March 31,
                       ---------------------------   ---------------------------   ---------------------------
($ in thousands)          2005            2004           2005           2004           2005           2004
--------------------   ------------   ------------   ------------   ------------   ------------   ------------
By Sales Channel
Retail                 $    169,309   $    104,657   $    117,185   $     67,480   $     52,124   $     37,177
Direct                       28,569         24,979         25,366         21,469          3,203          3,510
Healthcare                   12,752         11,841          3,025          2,835          9,727          9,006
Third Party                  11,749         11,646          2,354          1,174          9,395         10,472
                       ------------   ------------   ------------   ------------   ------------   ------------
Total                  $    222,379   $    153,123   $    147,930   $     92,958   $     74,449   $     60,165
                       ============   ============   ============   ============   ============   ============
By Segment
Domestic               $    147,930   $     92,958
International                74,449         60,165
                       ------------   ------------
Total                  $    222,379   $    153,123
                       ============   ============

SUMMARY OF PRODUCT SALES

A summary of net sales by product is reported below:

                               CONSOLIDATED                   DOMESTIC                   INTERNATIONAL
                            Three Months Ended           Three Months Ended            Three Months Ended
                                 March 31,                     March 31,                     March 31,
                       ---------------------------   ---------------------------   ---------------------------
($ in thousands)           2005           2004           2005           2004           2005           2004
--------------------   ------------   ------------   ------------   ------------   ------------   ------------
Net Sales
Mattresses             $    154,092   $     93,180   $    111,056   $     64,656   $     43,036   $     28,524
Pillows                      33,331         34,852         13,797         12,262         19,534         22,590
Other                        34,956         25,091         23,077         16,040         11,879          9,051
                       ------------   ------------   ------------   ------------   ------------   ------------
Total                  $    222,379   $    153,123   $    147,930   $     92,958   $     74,449   $     60,165
                       ============   ============   ============   ============   ============   ============
Units Sold(1)
Mattresses                  184,319        121,995        111,813         70,940         72,506         51,055
Pillows                     630,261        704,099        258,132        252,617        372,129        451,482

(1) Units sold represent net sales after consideration of returned mattresses and pillows and excludes units shipped to fulfill warranty claims and promotional activities.